Exhibit 99.1

News Release Five Radnor Corporate Center, Suite 500 100 Matsonford Road Radnor, PA 19087

FOR IMMEDIATE RELEASE

PVR PARTNERS ANNOUNCES THIRD QUARTER RESULTS

AND INCREASES QUARTERLY DISTRIBUTION

RADNOR, PA – October 24, 2012 … PVR Partners, L.P. (NYSE: PVR) (“PVR”) today reported financial and operational results for the three months ended September 30, 2012. In addition, PVR announced an increase in its quarterly distribution to $0.54 per unit.

Third Quarter Results

Third quarter 2012 highlights and results, with comparisons to third quarter 2011 results, included the following:

•	Adjusted EBITDA of $61.2 million as compared to $60.0 million.

•	Distributable cash flow (“DCF”) of $29.9 million as compared to $36.1 million.

•	Adjusted net income of $7.7 million as compared to $20.5 million.

Adjusted EBITDA, distributable cash flow, and adjusted net income are not Generally Accepted Accounting Principles (“GAAP”) measures. Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Quarterly Distribution

The Board of Directors of PVR GP, LLC, the general partner of PVR, declared a quarterly distribution of $0.54 per unit payable in cash on November 14, 2012 to common unitholders of record at the close of business on November 7, 2012. This distribution equates to an annualized rate of $2.16 per unit, and represents a 1.9% increase over the prior quarter distribution and an 8.0% increase over the third quarter of 2011.

Management Comment

“While our operating results continue to be impacted by very challenging coal markets and low NGL prices in the Midcontinent Midstream Segment, the solid growth of our Eastern Midstream business continued during the third quarter,” said Bill Shea, President and CEO of PVR’s general partner. “The strong volume gains and operating results of our Eastern Midstream Segment reflect the growing positive impacts of the acquisition of Chief Gathering and the continuing build out of our Lycoming system and other internal growth projects in the Marcellus. With the recent start of operation of our new Wyoming County Pipeline, we expect continued strong growth in the Eastern Midstream Segment during the fourth quarter.”

Eastern Midstream Segment

The Eastern Midstream Segment reported third quarter 2012 results, with comparisons to third quarter 2011 results, as follows:

PVR Reports Third Quarter Results	Page 2
•	Adjusted EBITDA of $21.4 million as compared to $6.6 million, primarily due to the continued development of internal growth projects and the acquisition of Chief Gathering LLC.

•

Quarterly average throughput volumes of 456 million cubic feet per day (“MMcfd”), as compared to 63 MMcfd. The volume growth reflects the expansion of business on PVR’s existing Lycoming and Wyoming systems, as well as the acquisition of Chief Gathering.

Midcontinent Midstream Segment

The Midcontinent Midstream Segment reported third quarter 2012 results, with comparisons to third quarter 2011 results, as follows:

•	Adjusted EBITDA of $13.0 million as compared to $14.1 million, primarily due to low NGL prices, the migration to lower-margin fee-based contracts, and the sale of our Crossroads system.

•

Quarterly average throughput volumes of 410 MMcfd, as compared to 441 MMcfd. Third quarter 2011 volumes include approximately 48 MMcfd attributable to the Crossroads system that was sold on July 3, 2012.

Coal and Natural Resource Management Segment

The Coal and Natural Resource Management Segment reported third quarter 2012 results, with comparisons to third quarter 2011 results, as follows:

•	Adjusted EBITDA of $26.8 million as compared to $39.4 million, primarily due to decreased coal production and pricing.

•	Coal royalty tons of 7.7 million tons, as compared to 9.5 million tons.

•	Coal royalties revenue of $28.8 million, or $3.73 per ton, as compared to $41.0 million, or $4.32 per ton.

Capital Investment and Resources

We invested approximately $150.0 million on internal growth projects during the third quarter of 2012, including $130.6 million in the Eastern Midstream Segment. We now expect 2012 internal growth capital to total approximately $485 million.

As of September 30, 2012, we had borrowings of $535.0 million under our $1.0 billion revolving credit facility with remaining borrowing capacity thereunder of $457.1 million.

Expansion Projects Update

As previously reported, the Wyoming County Pipeline began full commercial operation at the end of the third quarter. Current volumes on the Wyoming County Pipeline are approximately 325 MMcfd. Construction continues to progress on Phase III and the Canton Lateral on our Lycoming County, Pennsylvania gas trunkline and water line, and these projects are expected to be in service by the end of the fourth quarter to gather gas for an affiliate of Southwestern Energy Company and a subsidiary of Royal Dutch Shell. Construction of the first phase of the new gathering system in Lycoming County to service the acreage dedications of Inflection Energy has also begun and is proceeding on schedule.

PVR Reports Third Quarter Results	Page 3

Financial Guidance for 2012

PVR’s financial guidance for full year 2012 Adjusted EBITDA in the range of $245 - $260 million and full year 2012 distributable cash flow, net of maintenance and replacement capital, in the range of $120 - $130 million is unchanged from guidance provided with the second quarter results in July. PVR’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results. These estimates, including capital expenditure plans, are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes. Adjusted EBITDA and distributable cash flow are non-GAAP measures; reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Third Quarter 2012 Financial and Operational Results Conference Call

A conference call and webcast, during which management will discuss third quarter 2012 financial and operational results, is scheduled for Wednesday, October 24, 2012 at 11:00 a.m. EDT. Prepared remarks by William H. Shea, Jr., President and Chief Executive Officer, and other members of company management will be followed by a question and answer period. Interested parties may listen via webcast at http://www.videonewswire.com/event.asp?id=89879 or by logging on using the link posted on our website, www.pvrpartners.com. Participants who would like to ask questions may join the conference via phone by dialing 800-860-2442 (international 412-858-4600) five to ten minutes before the scheduled start of the conference call (reference the PVR Partners call). An on-demand replay of the webcast will be available on our website shortly after the conclusion of the call. A telephonic replay of the call will be available through October 30 by dialing 877-344-7529 (international: 412-317-0088) and using conference playback number 10019447.

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PVR Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership which owns and operates a network of natural gas midstream pipelines and processing plants, and owns and manages coal and natural resource properties. Our midstream assets, located principally in Texas, Oklahoma and Pennsylvania, provide gathering, transportation, compression, processing, dehydration and related services to natural gas producers. Our coal and natural resource properties, located in the Appalachian, Illinois and San Juan basins, are leased to experienced operators in exchange for royalty payments. More information about PVR is available on our website at www.pvrpartners.com.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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This press release includes “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Partnership’s ability to control or predict, which could cause results to differ materially from those expected by management. Such risks and uncertainties include, but are not limited to, regulatory, economic and market conditions, our ability realize the anticipated benefits from the acquisition of Chief, the timing and success of business development efforts and other uncertainties. Additional information concerning these

PVR Reports Third Quarter Results	Page 4

and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and most recently filed Quarterly Reports on Form 10-Q. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Stephen R. Milbourne
Director - Investor Relations
Phone: 610-975-8204
E-Mail: invest@pvrpartners.com

PVR PARTNERS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - unaudited

(in thousands, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Natural gas	$78,026	$120,240	$215,780	$324,447
Natural gas liquids	96,237	129,389	316,161	374,279
Gathering and transportation	27,229	10,081	62,488	24,172
Coal royalties	28,760	40,977	91,150	124,546
Gain on sale of plant	31,292	—	31,292	—
Other	7,303	7,665	21,305	24,757

Total revenues	268,847	308,352	738,176	872,201

Expenses
Cost of gas purchased	147,246	223,762	453,543	613,295
Operating	17,587	15,797	47,530	43,112
General and administrative	11,531	8,755	34,574	31,700
Acquisition related costs	—	—	14,049	—
Impairments	—	—	124,845	—
Depreciation, depletion and amortization	31,992	22,463	84,301	65,357

Total expenses	208,356	270,777	758,842	753,464

Operating income (loss)	60,491	37,575	(20,666)	118,737

Other income (expense)
Interest expense	(20,288)	(10,528)	(45,616)	(33,806)
Derivatives	(1,524)	8,690	2,201	(6,289)
Interest income and other	104	120	329	384

Net income (loss)	38,783	35,857	(63,752)	79,026
Net loss (income) attributable to noncontrolling interests (pre-merger)	—	—	—	664

Net income (loss) attributable to PVR Partners’, L.P.	$38,783	$35,857	$(63,752)	$79,690

Earnings per common unit, basic and diluted	$0.16	$0.50	$(1.14)	$1.26

Weighted average number of common units outstanding, basic and diluted	88,366	71,197	83,834	63,019

Weighted average number of Class B units outstanding	21,620		10,770
Weighted average number of Special units outstanding	10,346		5,173

Other data:

Daily throughput volumes (MMcfd) - Eastern Midstream	456	63	337	47
Daily throughput volumes (MMcfd) - Midcontinent Midstream	410	441	435	415
Coal royalty tons (in thousands)	7,703	9,479	23,584	29,501

PVR PARTNERS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS - unaudited

(in thousands)

	September 30, 2012	December 31, 2011

Assets
Cash and cash equivalents	$10,127	$8,640
Accounts receivable	97,443	101,340
Other current assets	5,314	5,640

Total current assets	112,884	115,620
Property, plant and equipment, net	1,822,010	1,282,297
Other long-term assets	854,140	196,075

Total assets	$2,789,034	$1,593,992

Liabilities and Partners’ Capital
Accounts payable and accrued liabilities	$152,754	$124,082
Deferred income	3,963	3,416
Derivative liabilities	1,787	12,042

Total current liabilities	158,504	139,540
Other long-term liabilities	33,933	31,748
Senior notes	900,000	300,000
Revolving credit facility	535,000	541,000
Partners’ capital	1,161,597	581,704

Total liabilities and partners’ capital	$2,789,034	$1,593,992

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities
Net income (loss)	$38,783	$35,857	$(63,752)	$79,026
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of plant	(31,292)	—	(31,292)	—
Depreciation, depletion and amortization	31,992	22,463	84,301	65,357
Impairments	—	—	124,845	—
Commodity derivative contracts:
Total derivative losses included in net income	1,524	(8,690)	(2,201)	6,289
Cash payments to settle derivatives for the period	(1,332)	(6,699)	(8,578)	(19,477)
Non-cash interest expense	1,589	1,040	4,217	4,735
Non-cash unit-based compensation	1,086	966	4,643	2,805
Equity earnings, net of distributions received	697	2,818	142	4,635
Other	(231)	(127)	(929)	(909)
Changes in operating assets and liabilities	23,334	2,329	23,396	(153)

Net cash provided by operating activities	66,150	49,957	134,792	142,308

Cash flows from investing activities
Acquisitions, net of cash acquired	787	(95)	(850,156)	(122,135)
Additions to property, plant and equipment	(173,455)	(67,000)	(348,449)	(141,796)
Proceeds for sale of plant	62,271	—	62,271	—
Other	(9,932)	347	(20,992)	2,558

Net cash used in investing activities	(120,329)	(66,748)	(1,157,326)	(261,373)

Cash flows from financing activities
Net proceeds from equity offerings	(219)	—	577,743	—
Proceeds from issuance of senior notes	—	—	600,000	—
Distributions to partners	(46,833)	(34,887)	(128,516)	(99,696)
Proceeds from (repayments of) borrowings, net	103,000	55,000	(6,000)	227,000
Cash paid for debt issuance costs	(617)	—	(19,206)	(3,675)
Cash paid for merger	—	(16)	—	(6,620)

Net cash provided by financing activities	55,331	20,097	1,024,021	117,009

Net increase (decrease) in cash and cash equivalents	1,152	3,306	1,487	(2,056)
Cash and cash equivalents - beginning of period	8,975	10,602	8,640	15,964

Cash and cash equivalents - end of period	$10,127	$13,908	$10,127	$13,908

PVR PARTNERS, L.P.

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Guidance Range Full Year 2012
	2012	2011	2012	2011
Reconciliation of Non-GAAP “Segment Adjusted EBITDA” to GAAP “Net income (loss)”:

Segment Adjusted EBITDA (a):
Eastern Midstream	$21,440	$6,583	$49,060	$14,547	$87,000	$93,000
Midcontinent Midstream	12,994	14,052	38,001	51,084	58,000	62,000
Coal and Natural Resource Management	26,757	39,403	84,176	118,463	100,000	105,000

Total segment adjusted EBITDA	$61,191	$60,038	$171,237	$184,094	$245,000	$260,000
Adjustments to reconcile total Segment Adjusted EBITDA to Net income (loss)
Depreciation, depletion and amortization	(31,992)	(22,463)	(84,301)	(65,357)
Impairments	—	—	(124,845)	—
Acquisition related costs	—	—	(14,049)	—
Gain on sale of plant	31,292	—	31,292	—
Interest expense	(20,288)	(10,528)	(45,616)	(33,806)
Derivatives	(1,524)	8,690	2,201	(6,289)
Other	104	120	329	384

Net income (loss)	$38,783	$35,857	$(63,752)	$79,026

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Distributable cash flow”:
Net income (loss)	$38,783	$35,857	$(63,752)	$79,026	$(45,000)	$(42,000)
Depreciation, depletion and amortization	31,992	22,463	84,301	65,357	115,000	118,000
Impairment	—	—	124,845	—	125,000	125,000
Acquisition related costs	—	—	14,049	—	14,000	14,000
Gain on sale of plant	(31,292)	—	(31,292)	—	(31,300)	(31,300)
Derivative contracts:
Derivative losses included in net income	1,524	(8,690)	(2,201)	6,289	(2,000)	(1,000)
Cash payments to settle derivatives for the period	(1,332)	(6,699)	(8,578)	(19,477)	(11,000)	(10,000)
Equity earnings from joint ventures, net of distributions	697	2,818	142	4,635	(500)	500
Maintenance capital expenditures	(3,749)	(2,884)	(12,197)	(8,532)	(17,200)	(16,200)
Replacement capital expenditures	(6,725)	(6,725)	(20,175)	(20,175)	(27,000)	(27,000)

Distributable cash flow (b)	$29,898	$36,140	$85,142	$107,123	$120,000	$130,000

Distribution to Partners:

Total cash distribution paid during the period	$46,833	$34,887	$128,516	$99,696

Reconciliation of GAAP “Net income (loss)” to Non-GAAP “Net income as adjusted”:
Net income (loss)	$38,783	$35,857	$(63,752)	$79,026
Impairments	—	—	124,845	—
Acquisition related costs	—	—	14,049	—
Gain on sale of plant	(31,292)	—	(31,292)	—
Adjustments for derivatives:
Derivative losses included in net income	1,524	(8,690)	(2,201)	6,289
Cash payments to settle derivatives for the period	(1,332)	(6,699)	(8,578)	(19,477)

Net income, as adjusted (c)	$7,683	$20,468	$33,071	$65,838

(a)	Adjusted EBITDA, or earnings before interest, tax and depreciation, depletion and amortization (“DD&A”), represents operating income plus DD&A, plus impairments, plus acquisition related costs, minus gains on sale of plant. We believe EBITDA or a version of Adjusted EBITDA is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the natural gas midstream and coal industries. We use this information for comparative purposes within the industry. EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.
(b)	Distributable cash flow represents net income plus DD&A, plus impairments, plus acquisition related costs, minus gain on sale of plant, plus (minus) derivative losses (gains) included in net income, plus (minus) cash received (paid) for derivative settlements, minus equity earnings in joint ventures, plus cash distributions from joint ventures, minus maintenance capital expenditures, minus replacement capital expenditures. Distributable cash flow is also the quantitative standard used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of publicly traded partnerships. Distributable cash flow is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.
(c)	Net income, as adjusted, represents net income adjusted to exclude the effects impairments, one-time charges related to acquisitions, gains on sale of plant, and non-cash changes in the fair value of derivatives. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the natural gas midstream industry. We use this information for comparative purposes within the industry. Net income, as adjusted, is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

PVR PARTNERS, L.P.

QUARTERLY SEGMENT INFORMATION - unaudited

(in thousands)

	Eastern Midstream
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Gathering and transportation	$25,759	$7,720	$56,710	$16,582
Other	1,041	—	2,687	—

Total revenues	26,800	7,720	59,397	16,582

Expenses
Operating	2,124	635	4,211	898
General and administrative	3,236	502	6,126	1,137
Acquisition related costs	—	—	14,049	—
Depreciation, depletion and amortization	11,867	987	22,322	2,151

Total expenses	17,227	2,124	46,708	4,186

Operating income	$9,573	$5,596	$12,689	$12,396

	Midcontinent Midstream
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Natural gas	$78,026	$120,240	$215,780	$324,447
Natural gas liquids	96,237	129,389	316,161	374,279
Gathering and transportation	1,470	2,361	5,778	7,590
Gain on sale of plant	31,292	—	31,292	—
Other	497	1,186	2,042	4,874

Total revenues	207,522	253,176	571,053	711,190

Expenses
Cost of gas purchased	147,246	223,762	453,543	613,295
Operating	11,164	10,880	31,642	30,399
General and administrative	4,826	4,482	16,575	16,412
Impairments	—	—	124,845	—
Depreciation, depletion and amortization	11,913	11,904	37,220	35,228

Total expenses	175,149	251,028	663,825	695,334

Operating income (loss)	$32,373	$2,148	$(92,772)	$15,856

	Coal and Natural Resource Management
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Coal royalties	$28,760	$40,977	$91,150	$124,546
Coal services	1,953	2,151	4,583	6,739
Timber	1,411	1,457	4,284	3,834
Oil and gas royalties	977	1,234	2,165	3,016
Other	1,424	1,637	5,544	6,294

Total revenues	34,525	47,456	107,726	144,429

Expenses
Operating	4,299	4,282	11,677	11,815
General and administrative	3,469	3,771	11,873	14,151
Depreciation, depletion and amortization	8,212	9,572	24,759	27,978

Total expenses	15,980	17,625	48,309	53,944

Operating income	$18,545	$29,831	$59,417	$90,485

PVR PARTNERS, L.P.

DERIVATIVE CONTRACT SUMMARY - unaudited

As of September 30, 2012

	Average Volume Per Day	Swap Price	Weighted Average Price
			Put (a)	Call (b)

NGL - natural gasoline collar	(gallons)		(per gallon)
Fourth quarter 2012	54,000		$1.75	$2.02

Crude swap	(barrels)	(per barrel)
Fourth quarter 2012	600	$88.62

Natural gas purchase swap	(MMBtu)	(MMBtu)
Fourth quarter 2012	4,000	$5.195

We estimate that, excluding the effects of derivative positions described above, for every $1.00 per MMBtu increase or decrease in the natural gas price, our natural gas midstream gross margin and operating income (loss) for the remainder of 2012 would increase or decrease by $0.1 million. In addition, we estimate that for every $5.00 per barrel increase or decrease in the crude oil price, our natural gas midstream gross margin and operating income (loss) for the remainder of 2012 would increase or decrease by $2.0 million. This assumes that natural gas prices, crude oil prices and inlet volumes remain constant at anticipated levels. These estimated changes in our gross margin and operating income (loss) exclude potential cash receipts or payments in settling these derivative positions.

(a) - Purchased put/floor.

(b) - Sold call/ceiling.